UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021 (April 5, 2021)

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue Manhattan Beach, California 90266 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FSR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On April 5, 2021, the Audit Committee of the Board of Directors of Fisker Inc. (the “Company”) approved the engagement of PricewaterhouseCoopers LLP (“PwC”), subject to completion of PwC’s standard client acceptance procedures and execution of an engagement letter, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Accordingly, Deloitte & Touche LLP (“Deloitte”), the Company’s previous independent registered public accounting firm, was informed that it was dismissed and would be replaced by PwC as the Company’s independent registered public accounting firm effective immediately. This decision was approved by the Audit Committee of the Company’s Board of Directors.

Deloitte’s report on the Company’s consolidated financial statements for each of the years ended December 31, 2020 and 2019, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that Deloitte’s report as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, dated August 7, 2020, contained the following paragraph: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. The Company has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2020 and 2019, and the subsequent interim period through April 5, 2021, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such years. As of December 31, 2019, the Company identified material weaknesses as of the years ended December 31, 2019 and 2018 in internal control over financial reporting, which related to: (a) the Company’s risk assessment process, including as it relates to fraud risks; (b) general segregation of duties, including the review and approval of journal entries; and (c) precision level to ensure accruals were recorded in the correct period.    These material weaknesses were remediated as of December 31, 2020. In addition, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2020 and 2019, and the subsequent interim period through April 5, 2021, other than the material weaknesses described herein.

During the years ended December 31, 2020 and 2019, and the subsequent interim period through April 5, 2021, neither the Company nor anyone on the Company’s behalf consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

16.1	Letter to the Securities and Exchange Commission of Deloitte & Touche LLP, dated April 9, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2021	FISKER INC.

	By:	/s/ Geeta Gupta
Dr. Geeta Gupta
Chief Financial Officer

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